Exhibit 99.1

PRESS RELEASE

Contacts:	Alfred J. Novak
Chief Executive Officer
(770) 717-6096

NOVOSTE ANNOUNCES SECOND QUARTER 2004

FINANCIAL RESULTS

NORCROSS, GA., July 22, 2004 – Novoste Corporation (NASDAQ: NOVT) today reported its financial results for the quarter ended June 30, 2004.

The Company reported that GAAP (Generally Accepted Accounting Principles) net revenue for the second quarter 2004 was $5.8 million compared to $17.6 million for the second quarter 2003. Revenues continue to be negatively impacted by the sales of drug-eluting stents (DES) and their aggressive use by physicians as an alternative therapy for restenosis. The prior year second quarter was positively impacted by the re-introduction of the Company’s 3.5 French product, which resulted in higher than usual level of revenue for that quarter. Additionally, a revenue reserve of $0.7 million was recognized in that quarter as the 3.5 French products were exchanged for 5-French products sold in earlier periods. There was no comparable revenue reserve adjustment in the second quarter 2004; therefore revenues of $5.8 million in the current quarter can be compared to second quarter 2003 adjusted revenues of $16.9 million. The transition of Guidant accounts in the United States and Canada to the Novoste Beta-Cath™ System is progressing smoothly.The agreement was signed late in April 2004, and minimal revenues were generated from the conversion of Guidant’s vascular brachytherapy customers during the quarter.

On a GAAP basis, net loss for the second quarter 2004 was $3.8 million, or $0.23 per diluted share, compared to a net income of $1.2 million, or $0.07 per diluted share for the second quarter 2003. Net loss, as adjusted, for the second quarter 2004 was $3.6 million, or $0.22 per diluted share and reflected the exclusion of expenses associated with the reduction in force during this quarter. This second quarter loss compares to an adjusted net income of $0.5 million in the second quarter of 2003, or $0.03 per diluted share. A reconciliation of GAAP to “as adjusted” results is included in the attached financial statements.

Gross margin in the second quarter 2004 was 41%, compared to an adjusted gross margin of 63% for the second quarter of 2003. The drop in margin is a function of the significantly lower volume of procedures and high operating leverage. Operating expenses were $6.3 million for the second quarter 2004, down from $10.2 million in the second quarter of 2003. Research and development (R&D) expenses were $0.6 million, down from $2.8 million in the second quarter 2003, reflecting decreased spending on engineering and clinical trials. Selling, general and administrative (SG&A) expenses were $5.7 million in the quarter, down from $7.4 million in the second quarter 2003.

The Company ended the quarter with net cash and short-term investments of $30.8 million compared to $39.4 million at December 31, 2003, a decrease in cash of $8.6 million. The Guidant transaction represented $2.5 million of this cash utilization.

Al Novak, President and Chief Executive Officer, commented on the Company’s financial performance: “The second quarter has proven to be another difficult quarter given the momentum of drug eluting stents (DES). It was always clear that DES would be used aggressively by physicians, however, the stents seem to be performing better than the results posted in the clinical trials and physicians are also using them to treat instent restenosis. Both of these facts are combining to reduce our market opportunity even though we have the only approved technology for the treatment of stent failures. We remain focused on generating new business opportunities for the Company in the treatment of vascular disease or cancers, both of which will leverage the capability of our sales force.

Non-GAAP Measures

Novoste uses non-GAAP measures, such as net income, as adjusted, fully diluted earnings per share, as adjusted, and net revenue, as adjusted. Novoste’s management believes that the presentation of these measures provides useful information to investors. Among other things, these measures may assist investors in evaluating the Company’s operations, period over period. The measures exclude such items as reserves for catheter exchanges, restructuring charges or other expenses that might be considered by some investors as extraordinary for the period. Management uses these measures internally for evaluation of the performance of the business, including allocation of resources and evaluation of results relative to employee performance compensation targets. Investors should consider these non-GAAP measures in addition to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.

Quarterly Conference Call Webcast

The Company has scheduled a conference call for 10:00 A.M. Eastern time on Thursday, July 22, 2004 to discuss its second quarter 2004 results. Interested parties may access the conference call by visiting the Investor Relations page of Novoste’s website at http://www.novoste.com. Listeners are advised to visit the website at least 15 minutes early to download and install any necessary audio software. An archived copy of the call will be available for a period of one week after the call on the Company’s website.

About Novoste Corporation

Novoste Corporation, based in Atlanta GA, develops advanced medical treatments for coronary and vascular diseases and is the worldwide leader in vascular brachytherapy. The Company’s Beta-Cath™ System is commercially available in the United States, as well as in the European Union and several other countries. Novoste Corporation shares are traded on the NASDAQ National Stock Market under the symbol NOVT. For general company information, please call (770) 717-0904 or visit the Company’s website at www.novoste.com.

Forward Looking Statements

Statements made in this press release that look forward in time or that express management’s beliefs, expectations or estimates regarding future occurrences are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of

1995. Actual results may differ materially from those projected in these forward-looking statements based upon known and unknown risks and uncertainties, including continued market acceptance of the Beta-Cath™ System, continued demonstration of safety, efficacy, and device performance in post-market surveillance studies, competition and technological changes. These and other risks are detailed in documents filed by Novoste with the SEC including its Form 10-K for the year ended December 31, 2003 and its Form 10-Q for the quarter ended March 31, 2004. The Company does not undertake to update its forward-looking statements.

- FINANCIAL HIGHLIGHTS TO FOLLOW -

NOVOSTE CORPORATION

CONDENSED STATEMENT OF OPERATIONS

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per-share data)	2004	2003	2004	2003
Net revenue	$5,753	$17,608	$12,778	$38,314
Cost of sales	3,366	6,318	7,240	13,386

Gross margin	2,387	11,290	5,538	24,928

Operating expenses
Research and development	614	2,806	2,905	6,164
Sales and marketing	3,065	5,147	6,492	11,081
General and administrative	2,595	2,254	4,719	4,573

Total operating expenses	6,274	10,207	14,116	21,818

Income (loss) from operations	(3,887)	1,083	(8,578)	3,110
Other income	116	70	193	179

Net income (loss)	$(3,771)	$1,153	$(8,385)	$3,289

Basic earnings (loss) per share	$(0.23)	$0.07	$(0.51)	$0.20

Fully diluted earnings (loss) per share	$(0.23)	$0.07	$(0.51)	$0.19

Shares used in computing basic net income per share	16,331	16,321	16,331	16,295

Shares used in computing fully diluted net income per share	16,331	16,951	16,331	16,893

SUPPLEMENTARY REVENUE DATA AND

RECONCILIATION OF GAAP AMOUNTS TO ADJUSTED AMOUNTS:

(unaudited)

(in thousands, except per-share data)	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
GAAP net revenue
Catheters & accessories:
Domestic	$4,661	$16,313	$10,488	$35,320
International	835	1,020	1,823	2,313

	5,496	17,333	12,311	37,633
Lease revenue:
Domestic	169	188	301	510
International	88	87	166	171

	257	275	467	681
Total GAAP net revenue:
Domestic	4,830	16,501	10,789	35,830
International	923	1,107	1,989	2,484

	$5,753	$17,608	$12,778	$38,314
Adjustment items:
Catheter exchange reserve (net)	—	(672)	—	(1,813)

Net revenue, as adjusted	$5,753	$16,936	$12,778	$36,501

GAAP net income (loss)	$(3,771)	$1,153	$(8,385)	$3,289

Adjustment items:
Restructuring charge	196	—	667	196
Reserve for catheter exchanges	—	(612)	—	(1,653)

Net income (loss), as adjusted	$(3,575)	$541	$(7,718)	$1,832

GAAP fully diluted earnings (loss) per share	$(0.23)	$0.07	$(0.51)	$0.19
Restructuring charge	0.01	—	0.04	0.01
Reserve for catheter exchanges	—	(0.04)	—	(0.10)

Fully diluted earnings (loss) per share, as adjusted	$(0.22)	$0.03	$(0.47)	$0.10

NOVOSTE CORPORATION

CONDENSED BALANCE SHEETS

(unaudited)

(in thousands)	June 30, 2004	December 31, 2003
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$30,767	$39,402
Other current assets	5,997	8,125

Total current assets	36,764	47,527
Property and equipment, net	6,120	6,997
Radiation and transfer devices, net	5,276	6,304
Other assets	2,653	579

Total assets	$50,813	$61,407

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities	$6,047	$8,163
Shareholders' equity	44,766	53,244

Total liabilities and shareholders’ equity	$50,813	$61,407